UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022 (June 14, 2022)

FRANKLIN BSP LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 14, 2022, Franklin BSP Lending Corporation (the “Corporation”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2022. As of March 25, 2022, the record date, approximately 198,682,919 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Corporation’s stockholders elected two Class II directors of the Corporation, Edward G. Rendell and Dennis Schaney, each to serve as a director until the 2025 Annual Meeting and until his successor is duly elected and qualifies.

The following votes were taken in connection with this proposal:

Election of Director Edward G. Rendell:

Votes For	Votes Against	Abstain
89,020,736	5,734,934	5,666,118

Election of Director Dennis Schaney:

Votes For	Votes Against	Abstain
90,222,202	4,379,644	5,819,942

Proposal 2. The proposal to authorize the Corporation, pursuant to approval of its Board of Directors (the “Board”), to sell shares of its common stock in an amount not to exceed 25% of its then outstanding common stock immediately prior to each such sale at a price below the Corporation’s then current net asset value per share during the next year was approved.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
71,853,826	20,574,182	7,993,780

This proposal was also approved by the Corporation’s non-affiliated stockholders by a vote of 71,622,377 shares “for” and 20,574,182 shares “against,” with 7,993,780 shares abstaining. The number of votes cast in favor of this proposal represents both a “majority of outstanding voting securities” of the Corporation entitled to vote at the Annual Meeting and a “majority of outstanding voting securities” entitled to vote at the Annual Meeting that were not held by “affiliated persons” of the Corporation, each as defined under the Investment Company Act of 1940, as amended (the “1940 Act”).

As previously disclosed in the Corporation’s proxy statement, for purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Corporation, whichever is less. Abstentions and broker non-votes had the effect of a vote against this proposal.

Item 7.01    Regulation FD Disclosure.

On June 21, 2022, the Corporation issued a press release announcing that the Corporation entered into a corporate revolver with JPMorgan Chase Bank, MUFG Bank, Ltd. Sumitomo Mitsui Banking Corporation, and Wells Fargo Securities, who served as joint bookrunners and lead arrangers and the completion of a private placement of $235 million of shares of its common stock.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 21, 2022 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP LENDING CORPORATION

Date: June 21, 2022	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer